EXHIBIT 99.1
SYMBOL TECHNOLOGIES REPORTS FOURTH-QUARTER AND FULL-YEAR 2005
FINANCIAL RESULTS
•	Fourth-Quarter Revenue of $438.9 Million and $0.09 Earnings Per Share Exceed Expectations

•	Sequential Improvement in Normalized Gross and Operating Margins

•	Quarterly Normalized Operating Expenses of $167 Million Demonstrates Continuing Progress
Teleconference 5:30 p.m. (ET) Today to Discuss Results, Dial 800-946-0783
     HOLTSVILLE, N.Y. – February 22, 2006 — Symbol Technologies, Inc. (NYSE:SBL), The Enterprise Mobility Company, today announced revenue for the fourth quarter, ended December 31, 2005, of $438.9 million and net income of $23.9 million or $0.09 per share.
     “We are pleased with our fourth-quarter performance and appreciate the hard work of Symbol associates. We continue to show progress in revenue and margin improvement, and are lowering our operating expenses according to plan,” said Sal Iannuzzi, Symbol president and chief executive officer. “In 2006, our top priorities are to drive revenue growth, invest in technology innovation that will deliver new products for our customers and remain focused on enhancing operational efficiencies.”
Fourth-Quarter 2005 Highlights
     —Revenue was $438.9 million compared with revenue of $450.5 million in fourth-quarter 2004 and revenue in third-quarter 2005 of $441.5 million (including $9.3 million associated with the conversion of certain resellers from cash-basis accounting to accrual-basis accounting).

     —Fourth-quarter product revenue was $366.4 million, versus $374. 9 million in fourth-quarter 2004, and $371.4 million for third-quarter 2005 (including the aforementioned $9.3 million benefit). Service revenue was $72.5 million versus $75.6 million in fourth-quarter 2004, and $70.1 million for third-quarter 2005.
     —Gross profit margins were 45.0 percent, including restructuring and impairment charges of $2.3 million. Fourth quarter gross profit margins were 45.6 percent, excluding these charges. Third quarter gross profit margins were 45.4 percent, excluding restructuring and impairment charges, as well as the impact of the cash basis conversion.
     —Fourth-quarter operating expenses were $169.9 including restructuring and impairment charges of $3.3 million. Exclusive of such items, operating expenses were $166.6 million, demonstrating continuing progress in lowering operating expenses. Fourth-quarter normalized operating margins were 7.6 percent, compared with 6.0 percent in third-quarter 2005 (which also excludes the impact of the cash basis conversion).
     —Fourth-quarter 2005 net income was $23.9 million or $0.09 per share, which includes a tax benefit offset by restructuring and impairment charges resulting in a net benefit of $1.4 million. This compares with net income of $28.5 million, or $0.11 per share, for fourth-quarter 2004, which included a tax benefit offset by restructuring charges and a write-off of deferred financing costs resulting in a net benefit of $3.7 million, or $0.01 per share. Net income for third-quarter 2005 was $16.7 million, or $0.07 per share.
     —The ending cash balance as of December 31, 2005, was $139.1 million, compared with $155.8 million as of September 30, 2005. The decrease is primarily attributable to $26.1 million in debt repayment and $13.8 million in net capital investment partially offset by $25.1 million generated from operations.

Full-Year 2005 Summary
     Revenue for the 12 months ending December 31, 2005, was $1.77 billion, compared with $1.73 billion for 2004. Full-year net earnings were $32.2 million, or $0.13 per share, compared with net earnings of $81.8 million, or $0.33 per share, for the same period in 2004.
Recent Legal Developments
     Symbol is pleased to announce that earlier today the Ohio State Supreme Court declined Smart Media’s request for an appeal. The Company will pursue a return of the $50 million as soon as the Court system allows.
     On Tuesday, February 21, the judge declared a mistrial in the case against prior Symbol management. There is no definitive timetable, but current indications are that the earliest date for a new trial is this summer.
First-Quarter 2006 Outlook
     The Company currently expects first-quarter 2006 revenue to be flat or slightly down from fourth-quarter revenue of $438.9 million. Inclusive of ongoing quarterly legal expenses of $7 to $9 million, earnings per share in the first quarter of 2006 are currently expected to be in the range of $0.08-$0.09 per share. This guidance excludes an estimated $0.01 per share for the expensing of stock options as required under FAS No. 123 (R), Share-Based Payment.
Teleconference Information:
Investors are invited to listen to Symbol’s conference call discussing the Company’s financial results for the fourth-quarter and full-year 2005. The conference call will be held at 5:30 p.m. (ET) Eastern Time today. To listen to the call, visit the Company’s

Web site at www.symbol.com/investor or dial 800-946-0783 (domestic) and 719-457-2658 (international) at least 10 minutes prior to commencement of the call.
Web cast Information:
To listen to a live audio cast (listen only), access http://www.symbol.com/investor and click on the link next to the microphone icon.
Replay Information: An audio replay will be available on the Company’s Web site on a 24-hour non-stop basis within two hours of the conclusion of the call. An audio replay of the teleconference will be available from 7:30 p.m. (ET) Wednesday, February 22, through midnight, March 22, by calling toll-free 888-203-1112 (domestic) and 719-457-2658 (international), and entering access code 6640819.
Non-GAAP Financial Measures
     In addition to including results of operations data under accounting principles generally accepted in the United States of America (U.S. GAAP), Symbol Technologies disclosed adjusted results of operations data for the third and fourth quarters of 2005 and the fourth quarter of 2004, including the effects of the restructuring and certain other items, which the Securities and Exchange Commission defines as “non-GAAP financial measures.” These non-GAAP financial measures should not be considered in isolation or as an alternative to results of operations data or any other measure of performance derived in accordance to U.S. GAAP. However, these non-GAAP financial measures are presented because Symbol believes they provide useful supplemental information for management and investors and allow them to perform meaningful comparisons for the Company’s past and present results. For a reconciliation of these non-GAAP measures, see the tables below with the heading “Non-GAAP Financial Measures.”
About Symbol Technologies
Symbol Technologies, Inc., The Enterprise Mobility Company™, is a recognized worldwide leader in enterprise mobility, delivering products and solutions that capture, move and manage information in real time to and from the point of business activity. Symbol enterprise mobility solutions integrate advanced data capture products, radio frequency identification technology, mobile computing platforms, wireless infrastructure, mobility software and world-class services programs under the Symbol Enterprise Mobility Services brand. Symbol enterprise mobility products and solutions are proven to increase workforce productivity, reduce operating costs, drive operational efficiencies and realize competitive advantages for the world’s leading companies. More information is available at www.symbol.com.
This news release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include price and product competition, dependence on new product development, reliance on major customers, customer demand for our products and services, control of costs and expenses, international growth, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the reports filed by Symbol with the Securities and Exchange Commission. Symbol disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
# # #
For Symbol Technologies:
For media information:
Patricia Hall
Symbol Technologies, Inc.
631.738.5636
patricia.hall@symbol.com
For financial information:
Lori Chaitman
Symbol Technologies, Inc.
631.738.5050
lori.chaitman@symbol.com

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended *
($ Millions, except per share data)	December 31, 2005	September 30, 2005	December 31, 2004
Product Revenue	$366.4	$371.4	$374.9
Services Revenue	72.5	70.1	75.6

Net Revenue	438.9	441.5	450.5
Cost of Revenue	238.9	240.1	232.8
Restructuring & Asset Impairment	2.3	2.3	1.0

Cost of Revenue	241.3	242.4	233.8

Gross Profit	197.6	199.1	216.7
Operating Expenses:
Engineering	34.2	38.8	41.3
S, G&A	132.3	131.5	136.1
Restructuring & Asset Impairment	3.3	4.9	0.7
Net Recovery From Legal Settlements	—	(5.5)	—

Operating Expenses	169.9	169.7	178.1

Earnings From Operations	27.8	29.4	38.6
Other Expense, Net	(1.0)	(12.2)	(9.7)

Earnings Before Taxes	26.8	17.3	28.9

Provision For Income Taxes	2.9	0.6	0.5

Net Earnings	$23.9	$16.7	$28.5

Earnings Per Share	$0.09	$0.07	$0.11
Average Diluted Shares Outstanding (in millions)	252.0	250.4	248.5
PERCENTAGE OF REVENUE
Net Revenue	100.0%	100.0%	100.0%
Cost of Revenue	54.4%	54.4%	51.7%
Restructuring & Asset Impairment	0.5%	0.5%	0.2%

Cost of Revenue	55.0%	54.9%	51.9%

Gross Profit	45.0%	45.1%	48.1%
Operating Expenses:
Engineering	7.8%	8.8%	9.2%
S, G&A	30.1%	29.8%	30.2%
Restructuring & Asset Impairment	0.8%	1.1%	0.2%
Net Recovery From Legal Settlements	0.0%	(1.2%)	0.0%

Operating Expenses	38.7%	38.4%	39.5%

Earnings From Operations	6.3%	6.7%	8.6%
Other Expense, Net	(0.2%)	(2.8%)	(2.1%)

Earnings Before Taxes	6.1%	3.9%	6.4%

Provision For Income Taxes	0.7%	0.1%	0.1%

Net Earnings	5.4%	3.8%	6.3%

*	Certain numbers may differ slightly due to rounding.

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Year Ended *
($ Millions, except per share data)	December 31, 2005	December 31, 2004
Product Revenue	$1,477.7	$1,433.7
Services Revenue	287.9	298.5

Net Revenue	1,765.6	1,732.1
Cost of Revenue	975.2	918.2
Restructuring & Asset Impairment	20.4	5.9

Total Cost of Revenue	995.7	924.1

Gross Profit	769.9	808.0
Operating Expenses:
Engineering	154.9	167.7
S, G&A	538.3	503.4
IPR&D Write Off	—	12.8
Restructuring & Asset Impairment	35.8	5.2
Net Recovery From Legal Settlements	(12.6)	(21.4)

Total Operating Expenses	716.4	667.6

Earnings From Operations	53.5	140.4
Other Expense, Net	(20.7)	(16.6)

Earnings Before Taxes	32.8	123.8

Provision For Income Taxes	0.6	41.9

Net Earnings	$32.2	$81.8

Earnings Per Share	$0.13	$0.33
Average Diluted Shares Outstanding (in millions)	250.9	246.2
PERCENTAGE OF REVENUE
Net Revenue	100.0%	100.0%
Cost of Revenue	55.2%	53.0%
Restructuring & Asset Impairment	1.2%	0.3%

Total Cost of Revenue	56.4%	53.4%

Gross Profit	43.6%	46.6%
Operating Expenses:
Engineering	8.8%	9.7%
S, G&A	30.5%	29.1%
IPR&D Write Off	0.0%	0.7%
Restructuring & Asset Impairment	2.0%	0.3%
Net Recovery From Legal Settlements	(0.7%)	(1.2%)

Total Operating Expenses	40.6%	38.5%

Earnings From Operations	3.0%	8.1%
Other Expense, Net	(1.2%)	(1.0%)

Earnings Before Taxes	1.9%	7.1%
Provision For Income Taxes	0.0%	2.4%

Net Earnings	1.8%	4.7%

*	Certain numbers may differ slightly due to rounding.

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
Non-GAAP Financial Measures

	Three Months Ended *
	December 31, 2005			September 30, 2005
			Excluding				Excluding
		Restructuring & Other	Restructuring & Other		Restructuring & Other		Restructuring & Other
($ Millions, except per share data)	As Reported	Items	Items	As Reported	Items		Items
Product Revenue	$366.4	$—	$366.4	$371.4	$(9.3	) (b)	$362.1
Services Revenue	72.5	—	72.5	70.1	—		70.1

Net Revenue	438.9	—	438.9	441.5	(9.3)		432.2
Cost of Revenue	238.9	—	238.9	240.1	(4.3	) (b)	235.8
Restructuring & Asset Impairment	2.3	(2.3)	—	2.3	(2.3)		—

Cost of Revenue	241.3	(2.3)	238.9	242.4	(6.6)		235.8

Gross Profit	197.6	2.3	200.0	199.1	(2.8)		196.4
Operating Expenses:
Engineering	34.2	—	34.2	38.8	—		38.8
S, G&A	132.3	—	132.3	131.5	—		131.5
Restructuring & Asset Impairment	3.3	(3.3)	—	4.9	(4.9)		—
Net Recovery From Legal Settlements	—	—	—	(5.5)	5.5	(c)	—

Operating Expenses	169.9	(3.3)	166.5	169.7	0.6		170.2

Earnings From Operations	27.8	5.7	33.4	29.4	(3.3)		26.1
Other Expense, Net	(1.0)	0.7 (a)	(0.3)	(12.2)	10.6	(d)	(1.5)

Earnings Before Taxes	26.8	6.4	33.1	17.3	7.3		24.6

Provision For Income Taxes	2.9	7.7	10.6	0.6	6.9		7.5

Net Earnings	$23.9	$(1.4)	$22.6	$16.7	$0.4		$17.1

Earnings Per Share	$0.09	$(0.0)	$0.09	$0.07	$0.00		$0.07
Average Diluted Shares Outstanding (in millions)	252.0	252.0	252.0	250.4	250.4		250.4
PERCENTAGE OF REVENUE
Net Revenue	100.0%		100.0%	100.0%			100.0%
Cost of Revenue	54.4%		54.4%	54.4%			54.6%
Restructuring & Asset Impairment	0.5%		0.0%	0.5%			0.0%

Cost of Revenue	55.0%		54.4%	54.9%			54.6%

Gross Profit	45.0%		45.6%	45.1%			45.4%
Operating Expenses:
Engineering	7.8%		7.8%	8.8%			9.0%
S, G&A	30.1%		30.1%	29.8%			30.4%
Restructuring & Asset Impairment	0.8%		0.0%	1.1%			0.0%
Net Recovery From Legal Settlements	0.0%		0.0%	(1.2%)			0.0%

Operating Expenses	38.7%		37.9%	38.4%			39.4%

Earnings From Operations	6.3%		7.6%	6.7%			6.0%
Other Expense, Net	(0.2%)		(0.1%)	(2.8%)			(0.4%)

Earnings Before Taxes	6.1%		7.6%	3.9%			5.7%

Provision For Income Taxes	0.7%		2.4%	0.1%			1.7%

Net Earnings	5.4%		5.1%	3.8%			4.0%

*	Certain numbers may differ slightly due to rounding.

(a)	Impairment of cost basis investment.

(b)	Impact for converting certain resellers from cash-basis accounting to accrual basis accounting.

(c)	PwC settlement of $14.7M offset by class action settlement shares adjustment ($9.2M).

(d)	Cisco SAILS’s termination.

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
Non-GAAP Financial Measures

	Three Months Ended *
	December 31, 2005			December 31, 2004
			Excluding			Excluding
		Restructuring & Other	Restructuring & Other		Restructuring & Other	Restructuring & Other
($ Millions, except per share data)	As Reported	Items	Items	As Reported	Items	Items
Product Revenue	$366.4	$—	$366.4	$374.9	$—	$374.9
Services Revenue	72.5	—	72.5	75.6	—	75.6

Net Revenue	438.9	—	438.9	450.5	—	450.5
Cost of Revenue	238.9	—	238.9	232.8	—	232.8
Restructuring & Asset Impairment	2.3	(2.3)	—	1.0	(1.0)	—

Cost of Revenue	241.3	(2.3)	238.9	233.8	(1.0)	232.8

Gross Profit	197.6	2.3	200.0	216.7	1.0	217.7
Operating Expenses:
Engineering	34.2	—	34.2	41.3	—	41.3
S, G&A	132.3	—	132.3	136.1	—	136.1
Restructuring & Asset Impairment	3.3	(3.3)	—	0.7	(0.7)	—

Operating Expenses	169.9	(3.3)	166.5	178.1	(0.7)	177.4

Earnings From Operations	27.8	5.7	33.4	38.6	1.7	40.3
Other Expense, Net	(1.0)	0.7 (a)	(0.3)	(9.7)	6.3 (b)	(3.4)

Earnings Before Taxes	26.8	6.4	33.1	28.9	8.0	36.9

Provision For Income Taxes	2.9	7.7	10.6	0.5	11.7	12.2

Net Earnings	$23.9	$(1.4)	$22.6	$28.5	$(3.7)	$24.8

Earnings Per Share	$0.09	$(0.0)	$0.09	$0.11	$(0.01)	$0.10
Average Diluted Shares Outstanding (in millions)	252.0	252.0	252.0	248.5	248.5	248.5
PERCENTAGE OF REVENUE
Net Revenue	100.0%		100.0%	100.0%		100.0%
Cost of Revenue	54.4%		54.4%	51.7%		51.7%
Restructuring & Asset Impairment	0.5%		0.0%	0.2%		0.0%

Cost of Revenue	55.0%		54.4%	51.9%		51.7%

Gross Profit	45.0%		45.6%	48.1%		48.3%
Operating Expenses:
Engineering	7.8%		7.8%	9.2%		9.2%
S, G&A	30.1%		30.1%	30.2%		30.2%
Restructuring & Asset Impairment	0.8%		0.0%	0.2%		0.0%

Operating Expenses	38.7%		37.9%	39.5%		39.4%

Earnings From Operations	6.3%		7.6%	8.6%		8.9%
Other Expense, Net	(0.2)%		(0.1)%	(2.1)%		(0.7)%

Earnings Before Taxes	6.1%		7.6%	6.4%		8.2%

Provision For Income Taxes	0.7%		2.4%	0.1%		2.7%

Net Earnings	5.4%		5.1%	6.3%		5.5%

*	Certain numbers may differ slightly due to rounding.

(a)	Impairment of cost basis investment.

(b)	Amortization of bridge loan deferred financing fees.

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)

	Balance Sheet at *
($ Millions)	December 31, 2005	September 30, 2005	December 31, 2004
Assets
Cash and Cash Equivalents	$139.1	$155.8	$217.6
Accounts Receivable, Net	213.0	190.7	164.2 (a)
Inventories	182.2	166.0	207.3
Deferred Income Taxes	172.5	126.5	179.8
Other Current Assets	22.9	27.9	24.4

Total Current Assets	729.7	666.9	793.3

Property, Plant & Equipment, Net	240.2	246.7	241.5
Restricted Cash	52.8	52.4	51.4
Intangible and Other Assets, Net	793.6	839.9	894.7

Total Assets	$1,816.3	$1,805.9	$1,980.9

Liabilities & Stockholders’ Equity
A/P and Accrued Expenses	$371.5	$362.4	$475.4
Current Portion of L.T.D.	57.9	72.9	118.1
Income Taxes Payable	10.7	8.3	20.1
Deferred Revenue	57.3	55.4	43.7

Total Current Liabilities	497.4	499.0	657.3

Long-Term Debt, less Current Maturities	44.5	55.6	176.1
Other Liabilities and Deferred Revenue	67.1	70.0	75.0

Total Stockholders’ Equity	1,207.3	1,181.3	1,072.5

Total Liabilities and Stockholders’ Equity	$1,816.3	$1,805.9	$1,980.9

Financial ratios:
Days Sales Outstanding	44	39	33
Inventory Turnover	5.3	5.8	4.5
Return on Assets	5.3%	3.6%	5.8%
Working Capital % of Revenue	13.2%	9.5%	7.5%
Current Ratio	1.5	1.3	1.2

*	Certain numbers may differ slightly due to rounding.

(a)	Certain reclassifications were made to previously disclosed amounts to conform to current presentations. The balance sheet above includes a reclassification to reflect net credit customer accounts receivable balances as a component of accounts payable and accrued expenses and not as a reduction of accounts receivable as was reflected in the Company’s Q1 2005 and prior filings.

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended *
($ Millions)	December 31, 2005	September 30, 2005	December 31, 2004
Cash Flows from Operating Activities
Net earnings	$23.9	$16.7	$28.5
Depreciation & amortization	17.2	17.9	23.5
Other, net	8.3	8.8	(9.7)

Changes in Operating Assets & Liabilities
Accounts receivable	(24.8)	—	(9.0)
Inventories	(22.5)	4.3	11.9
Accounts payable & accrued expenses	16.4	9.5	0.7
Other, net	6.6	(15.7)	13.1

Net Cash provided by Operating Activities	25.1	41.5	59.0

Cash Flows from Investing Activities
Purchases of PP&E	(9.1)	(11.5)	(27.8)
Other, net	(4.7)	(1.9)	(1.6)

Net Cash used in Investing Activities	(13.8)	(13.4)	(29.4)

Cash Flows from Financing Activities
Net changes in debt	(26.1)	(18.2)	(57.1)
Other, net	(1.9)	9.8	13.6

Net Cash used in Financing Activities (including FX)	(28.0)	(8.4)	(43.5)

Net Change in Cash	(16.7)	19.7	(13.9)

Beginning Cash Balance	155.8	136.1	231.5

Ending Cash Balance	$139.1	$155.8	$217.6

*	Certain numbers may differ slightly due to rounding.

Symbol Technologies, Inc. & Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Year Ended *
($ Millions)	December 31, 2005	December 31, 2004
Cash Flows from Operating Activities
Net earnings	$32.2	$81.8
Depreciation & amortization	70.8	77.8
Other, net	38.3	77.8

Changes in Operating Assets & Liabilities
Accounts receivable	(58.8)	75.0
Inventories	11.3	(5.9)
Accounts payable & accrued expenses	7.6	(109.0)
Other, net	10.3	27.0

Net Cash provided by Operating Activities	111.7	224.5

Cash Flows from Investing Activities
Purchases of PP&E	(68.6)	(88.0)
Other, net	(10.9)	(293.8)

Net Cash used in Investing Activities	(79.5)	(381.8)

Cash Flows from Financing Activities
Net changes in debt	(112.5)	199.8
Other, net	1.8	25.1

Net Cash (used in) / provided by Financing Activities (including FX)	(110.7)	224.9

Net Change in Cash	(78.5)	67.6

Beginning Cash Balance	217.6	150.0

Ending Cash Balance	$139.1	$217.6

*	Certain numbers may differ slightly due to rounding.